UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2013 (September 6, 2013)

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)
15770 Dallas Parkway, Suite 1290, Dallas, TX	75248
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2013, SWK Holdings Corporation, a Delaware corporation (the "Company"), entered into a Loan Agreement, dated as of September 6, 2013 (the "Loan Agreement") by and among the Company, SWK Funding LLC, a Delaware limited liability company ("SWK Funding"), SWK Advisors LLC, a Delaware limited liability company ("SWK Advisors"), SWK HP Holdings GP LLC, a Delaware limited liability company ("SWK HP"), and Double Black Diamond, L.P., a Delaware limited partnership (the "Lender"), pursuant to which the Lender will provide the Company with up to a $30 million senior secured financing. The Company and SWK Funding are referred to as the "Borrowers." Pursuant to the Loan Agreement, SWK Advisors and SWK HP (collectively, the "Guarantors") guaranteed all obligations of the Borrowers owing under the Loan Agreement.

The credit facility provides for an initial $15 million Commitment (as defined in the Loan Agreement) to be available at closing, which the Company can draw over an 18 month period (the "Draw Period"). On or before the last day of the Draw Period, the Company can request the Commitment to be increased to $30 million upon the Company realizing net proceeds of at least $10 million in cash through Equity Issuances (as defined in the Loan Agreement). The Loan matures on September 6, 2017. The Loan Agreement provides that the loan shall accrue interest at the Libor Rate (as defined in the Loan Agreement) plus a 6.50% margin and principal is repayable in full at maturity.

Pursuant to the terms of the Loan Agreement, each Borrower and Guarantor entered into a Pledge Agreement granting the Lender a security interest in substantially all of their respective assets. The Loan Agreement also contains certain affirmative and negative covenants including a minimum asset coverage ratio requirement and a minimum interest coverage ratio requirement. The obligations under the Loan Agreement to repay the Loan may be accelerated upon the occurrence of an event of default under the Loan Agreement or in the event of a change of control.

In addition, the Company issued to the Lender, a Warrant with respect to 1,000,000 shares of the Company’s common stock at an exercise price of $1.3875 per share, which is subject to customary weighted-average anti-dilution protections. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the seventh anniversary of the date of issuance. The issuance of the Warrants was not registered under the Securities Act as such issuance was exempt from registration under Section 4(2) of the Securities Act.

In connection with the Loan Agreement and the Warrant, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Lender and certain of its affiliates, which sets forth their rights to have their shares of Common Stock owned prior to the closing of the Loan Agreement and shares of Common Stock issuable upon exercise of the Warrants registered with the Securities and Exchange Commission (the "SEC") for public resale upon the request of the holders of at least 50% of the Registrable Securities (as defined in the Registration Rights Agreement). The Registration Rights Agreement terminates at such time as the Lender and its affiliates' total beneficial ownership of the Company's common stock is less than 5.0% and the Lender is no longer an affiliate of the Company.

In conjunction with the issuance of such Warrant, the Company’s Board of Directors agreed to waive certain restrictions set forth in the Second Amended and Restated Rights Agreement to allow Lender to acquire additional shares of the Company’s common stock solely as a result of the exercise of the Warrant or shares acquired directly from the Company pursuant to a rights offering or primary offering by the Company.

The Company, the Lender and certain affiliates of Lender owning shares of the Company’s common stock entered into a Voting Agreement pursuant to which such the Lender and its affiliates can only otherwise increase their ownership of the Company’s common stock through direct purchases of common stock from the Company. In addition, after such entities acquire a position in excess of 33% of the Company’s outstanding common stock, for a period of two years thereafter, such entities will grant to the Company’s Board of Directors sole voting control over the portion of shares in excess of 33% of the Company’s total outstanding shares. The Board of Directors must vote the excess shares in the same proportion of “yes” and “no” votes as the stockholders of the Company vote on the matter. As part of the Voting Agreement, for a period of three years, Lender was granted the exclusive right to backstop any rights offering as well as a right of first offer to purchase Lender’s pro-rata share of any new equity issuance by the Company.

Based solely on a Form 4 filed on March 1, 2012 with the SEC, Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd. (together, the "Funds") reported beneficial ownership of 12,149,100 shares of the Company's common stock, which as of September 6, 2013 represented approximately 28% of our outstanding common stock. Carlson Capital, L.P. ("Carlson Capital") is the investment manager of the Funds and the Lender. Mr. Michael D. Weinberg, who serves as Chairman of the Board of the Company's Board of Directors, is employed by Carlson Capital and serves as their Managing Director -- Special Projects.

The foregoing descriptions of the material agreements entered into does not purport to describe all of the terms and provisions thereof and is qualified in its entirety by reference to the agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above, on September 6, 2013, the Borrowers entered into the Loan Agreement which provides for a revolving credit facility in the maximum principal amount of $30,000,000, with Guarantors providing a payment guaranty in connection therewith. Unless terminated earlier, the Loan Agreement will mature on September 6, 2017, and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, if any, will be payable in full upon such date.

The Loan Agreement provides that loans thereunder will accrue interest at the Libor Rate plus a 6.50% margin and principal is repayable in full at maturity.

The Loan Agreement also contains certain affirmative and negative covenants including a minimum asset coverage requirement and a minimum interest coverage ratio requirement. The obligations under the Loan Agreement to repay the Loan may be accelerated upon the occurrence of an event of default under the Loan Agreement or in the event of a change of control.

If an event of default under the Loan Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Item 8.01 Other Events

On September 9, 2013, the Company issued a press release announcing its entering into the Loan Agreement and related transactions. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01: Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

4.1*	Common Stock Purchase Warrant to purchase 1,000,000 shares of the Company's common stock dated September 6, 2013 issued to Double Black Diamond, L.P.
10.1*	Loan Agreement, dated as of September 6, 2013, by and among the Company, SWK Funding LLC, SWK Advisors LLC, SWK HP Holdings GP LLC, and Double Black Diamond, L.P.
10.2*	Pledge and Security Agreement, dated as of September 6, 2013, by and among the Company, SWK Funding LLC, SWK Advisors LLC, SWK HP Holdings GP LLC, and Double Black Diamond, L.P.
10.3*	Voting Agreement, dated as of September 6, 2013, by and among Double Black Diamond, L.P., Double Black Diamond Offshore Ltd., Black Diamond Offshore, Ltd. and the Company.
10.4*	Registration Rights Agreement, dated as of September 6, 2013, by and among Double Black Diamond, L.P., Double Black Diamond Offshore Ltd., Black Diamond Offshore, Ltd. and the Company.
99.1*	Press Release regarding the Loan Agreement and related documents.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ J. BRETT POPE
J. Brett Pope
Chief Executive Officer

Date: September 9, 2013